Exhibit 99

Press Release

FOR IMMEDIATE RELEASE

Contact: John P. McBride; Chairman, President/CEO

Telephone: 765-598-5007

WEST END INDIANA BANCSHARES, INC.

ANNOUNCES QUARTERLY CASH DIVIDEND

February 28, 2014 West End Indiana Bancshares, Inc. (OTCBB: WEIN) (the “Company) today announced that its Board of Directors declared a quarterly cash dividend of $0.06 per common share. The dividend will be paid on or about March 25, 2014 to stockholders of record as of the close of business on March 12, 2014.

“We are pleased to continue payment of a cash dividend to our shareholders,” said John P. McBride, Chairman of the Board of Directors and President and Chief Executive Officer of the Company. “The payment of dividends represents our long-term commitment to enhancing shareholder value and we anticipate continuing to pay a quarterly dividend in the future, subject to our future financial condition and results of operations, and future market, regulatory and general economic conditions.”

About West End Bank, S.B.

Founded in 1894, West End Bank, S.B. is an Indiana-chartered savings bank that provides financial services to individuals, families and businesses through our four banking offices located in the Indiana counties of Union and Wayne and seven additional limited service branches located within all Richmond Community School’s elementary schools and high school in Richmond, Indiana at which we provide financial literacy to students who assist in the branch operations. Investors may obtain additional information about West End Indiana Bancshares, Inc. and West End Bank, S.B. on the internet at www.westendbank.com, under Investor Relations.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” which may be identified by the use of such words as “believe”, “expect”, “intend”, “anticipate”, “should”, “planned”, “estimated”, and “potential”. Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.